Delaware
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF
THE CERTIFICATE OF DESIGNATION OF “BLUE BIRD CORPORATION”, FILED IN
THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2026, AT 12:26 O`CLOCK
P.M.
5403756 8100Authentication: 203411065
SR# 20261136190Date: 03-19-26
You may verify this certificate online at corp.delaware.gov/authver.shtml
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF BLUE BIRD CORPORATION
(FORMERLY HENNESSY CAPITAL ACQUISITION CORP.)
Blue Bird Corporation, a corporation organized and existing under the laws of the State of Delaware
(the "Corporation"), does hereby certify as follows:
1.Article VIII, Section 8.1 of the Corporation's Second Amended and Restated Certificate of
Incorporation, is hereby amended to read in its entirety as set forth below"
"ARTICLE VII
LIMITED LIABILITY; INDEMNIFICATION"
"Section 8.1. Limitation of Director and Officer Liability. A director or officer (as applicable) of the Corporation shall note be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. All references to an "officer"in this Section 8.1 of Article VIII shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term "officer"as defined in Section 102(b)(7)
of the DGCL."
2.The foregoing amendment to the Corporation's Second Amended and Restated Certificate of
Incorporation was duly adopted in accordance with the provisions of Section 242 of the
General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by Ted M. Scartz, its Senior Vice President and General Counsel and Secretary, this 11th day of
March, 2026.

/s/ Ted M. Scartz
Name: Ted M. Scartz
Title: Senior Vice President, General Counsel and Secretary